Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) dated December 9, 2003 is by and among (i) Glenbrook Group, LLC, a Delaware limited liability company (the “Buyer”) and (ii) Northgate Innovations, Inc., a California corporation (the “Seller” and interchangeably, the “Company” and, together with Buyer, the “Parties” and each individually a “Party”).

RECITALS:

     A. The Parties have entered into (i) that certain Stock Purchase Agreement dated December 9, 2003, between Buyer and the Company (the “Company Stock Purchase Agreement”) pursuant to which the Company will issue (a) 4 million shares of the Company’s Common Stock to Buyer and (b) the Warrants to J & M Interests, LLC, a Delaware limited liability company (“J & M Interests”) in exchange for the consideration specified therein, and (ii) that certain Stock Purchase Agreement dated December 9, 2003, by and among the Buyer and Andy Teng (the “CEO Stock Purchase Agreement”) pursuant to which Buyer will purchase from Andy Teng 7.6 million shares of the Company’s Common Stock.

     B. The Company Stock Purchase Agreement provides that the Parties will enter into this Registration Rights Agreement with respect to the Registrable Securities.

     C. This Registration Rights Agreement provides for certain rights and restrictions applicable to the Registrable Securities to be purchased by and issued to Buyer and J & M Interests pursuant to the Stock Purchase Agreements. It will be become effective upon completion of the Closing.

     D. Undefined capitalized terms herein are defined in the Stock Purchase Agreements.

AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Stock Purchase Agreements, each Party agrees as follows:

ARTICLE 1.
DEFINITIONS

     For purposes of this Agreement:

     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Affiliated,” “Controlling” and “Controlled” have meanings correlative to the foregoing.

     “Blue Sky Application” is defined in Section 5.1 of this Agreement.

     “Business Day” means a day other than (i) a Saturday or Sunday, and (ii) any other day on which banks in the State of New York are closed or authorized by law to close.

     “Buyer” is defined in the preamble to this Agreement.

     “CEO Stock Purchase Agreement” is defined in the recitals to this Agreement.

     “Common Stock” means the Company’s common stock, par value $.03 per share.

     “Company Stock Purchase Agreement” is defined in the recitals to this Agreement.

     “Delay Notice” is defined in Section 3.1(l) of this Agreement.

     “Holders” is defined in Section 2.4 of this Agreement.

     “Material Development Condition” is defined in Section 3.1(l) of this Agreement.

     “Maximum Offering Size” is defined in Section 2.3.

     “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

     “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, (iii) any Common Stock obtained by Buyer or J & M Interests, LLC after the allocation and conversion of any of the Preferred Stock held in the Lan Plus, Inc. Employee Stock Option Plan (the “ESOP”) in connection with termination and/or foreclosure proceedings against the ESOP and (iv) any other securities issues in exchange for the foregoing securities by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event.

     “Registration Statement” means any registration statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     “Shares” means the shares of Common Stock purchased pursuant to the Stock Purchase Agreements.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Stock Purchase Agreements” means (i) the Company Stock Purchase Agreement and (ii) the CEO Stock Purchase Agreement.

     “Warrants” means the 2,500,000 warrants to purchase an equal number of shares of the Company’s Common Stock, bearing an exercise price of $.50 per share and a term of five (5) years, issuable to J & M Interests pursuant to the Company Stock Purchase Agreement.

     “Warrant Shares” means the shares of the Company’s Common Stock issuable upon the exercise of the Warrants.

ARTICLE 2.
REGISTRATION RIGHTS

     2.1 Registration Statements.

     Promptly following the Closing (but not later than one hundred twenty (120) days thereafter), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall not permit any securities other than the Registrable Securities to be included in such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3.1 hereof to the Buyer and its counsel prior to its filing or other submission. The Company shall use its Best Efforts to cause the Registration Statement to be filed pursuant to this Section 2.1 to be declared effective by the SEC not later than the date that is 165 days after the Closing Date or 195 days following the Closing Date if the Registration Statement is subject to review by the Securities and Exchange Commission Staff. The Company shall keep the Registration Statement filed pursuant to this Section 2.1 effective and current under the Securities Act until the date that is two (2) years after the Closing Date, unless a replacement Registration Statement filed pursuant to Section 2.2 hereof shall have been declared effective by the SEC prior to the expiration of such two (2) year period, in which case the time provisions set forth in Section 2.2 hereof shall control, provided, however, that such two (2) year period shall be extended until the date on which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) under the Securities Act.

     2.2 Registration on Form S-3.

     Promptly after such time as the Company is eligible to use Form S-3 (but not later than fifteen (15) days after becoming eligible), irrespective of any prior filing of any Registration Statement in respect of any Registrable Securities, the Company shall prepare and file with the SEC a replacement Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Buyer’s prior written consent), covering the resale of the Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company may permit securities other than the Registrable Securities to be included in such Registration Statement; provided, that the inclusion of such securities in such Registration Statement shall not affect or limit the number of Registrable Securities included in such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3.1 hereof to the Buyer and its counsel prior to its filing or other submission. The Company shall use its Best Efforts to cause the Registration Statement to be filed pursuant to this Section 2.2 to be declared effective by the SEC not later than the earlier of: (A) the date that is seventy five (75) days after the date on which the Company became eligible to use Form S-3; and (B) sixty (60) days after the Registration Statement is filed with the SEC. The Company shall keep the Registration Statement filed pursuant to this Section 2.2 effective and current under the Securities Act until the date on which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) of the Securities Act.

     2.3 Incidental Registration.

     (a) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public pursuant to an underwritten offering, whether for its own account or for the account of other stockholders of the Company or both, each such time it will promptly give written notice to all holders of the Registrable Securities (whether or not such Registrable Securities are currently registered under the 1933 Act) of its intention so to do. Upon the written request of any such holder, which is received by the Company within fifteen (15) days after the giving of any such notice by the Company, to register and include any or all of its Registrable Securities (whether or not currently registered under the 1933 Act) in such underwritten offering, the Company will use its reasonable commercial efforts to cause such Registrable Securities as to which registration and inclusion shall have been so requested to be included in such registration statement. The right of any holder of such Registrable Securities to include Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting to the extent provided herein. The Company may abandon or withdraw any such registration at any time without any liability or obligation to any holder of Registrable Securities.

     (b) Notwithstanding any other provision of this Section 2.3, if the managing underwriter or underwriters determine that the number of shares to be included in such registration (including any securities that the Company, the holders of Registrable Securities and any other stockholders with registration rights (other than Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering (the “Maximum Offering Size”), the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

     (w) first, that number of the securities held by any stockholders exercising a demand registration pursuant to a written agreement between such stockholders and the Company, if any, as would not cause the offering to exceed the Maximum Offering Size (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such holders on the basis of the number of shares of registrable securities so requested to be included in such registration); and

     (x) second, if the Maximum Offering Size has not been exceeded, that number of securities proposed to be registered for the account of the Company; and

     (y) third, if the Maximum Offering Size has not been exceeded, all Registrable Securities requested to be included in such registration by the holders of Registrable Securities and any other securities proposed to be registered for the account of any person with incidental registration rights pursuant to a written agreement executed prior to the delivery of the notice set forth in Section 2.3(a) hereof (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such holders on the basis of the number of             shares of Registrable Securities and other securities so requested to be included in such registration); and

     (z) fourth, if the Maximum Offering Size has not been exceeded, any securities proposed to be registered for the account of any other persons with such priorities among them as the Company shall determine.

     2.4 Expenses.

     The Company will pay all expenses associated with each registration under this Agreement, including, without limitation, filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the reasonable expenses of the Buyer and other holders of Registrable Securities (collectively, the “Holders”) in connection with the registration including, without limitation, the reasonable attorney fees of one counsel to the Holders, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

     2.5 Failure to Comply.

          If a Registration Statement: (i) is not filed within the time periods set forth in any of Section 2.1 — 2.2 hereof, as the case may be; (ii) is not effective by the time set forth in any of Section 2.1 — 2.2 hereof, as the case may be; or (iii) is suspended or otherwise is not effective or current for any reason for at least thirty (30) days during any period that it is to be effective or current as provided in any of Section 2.1 — 2.2 and Section 3.1 hereof, as the case may be (any such occurrence described in the immediately preceding clauses (i), (ii) or (iii), a “Registration Default”), the Company will make payments to each Holder as partial liquidated damages for the minimum amount of damages to the Holders by reason thereof, and not as a penalty, at the rate of $0.05 per share of Common Stock held by such Holder per month, for each calendar month during which the Registration Default continues (pro rated for any period less than 30 days). Each such payment shall be due and payable within five (5) days after the end of each calendar month during the Registration Default until the termination of such Registration Default and within five (5) days after such termination. Such payments shall be in partial compensation to each Holder, and shall not constitute such Holder’s exclusive remedy for such events. The Registration Default shall terminate upon (x) the filing of the Registration Statement in the case of clause (i) of this Section 2.5, (y) the effective date of the Registration Statement in the case of clause (ii) of this Section 2.5, and (z) the ability of each Holder to effect sales pursuant to the Registration Statement in the case of clause (iii) of this Section 2.5. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages to each Holder hereunder shall cease when such Holder no longer holds the Registrable Securities.

     2.6 Underwritten Offering.

     If any of the Registrable Securities are to be sold in an underwritten offering at the request of the Holders, the investment banker that will administer the offering will be selected by the Company with the consent of the holders of a majority of the Registrable Securities included in such offering, which consent shall not be unreasonably withheld. No Holder may participate in any underwritten offering hereunder unless such Holder: (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

ARTICLE 3.
COMPANY OBLIGATIONS

     3.1 Company Obligations

     The Company will use its Best Efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

     (a) use its Best Efforts to cause such Registration Statement to become effective and to remain continuously effective for the periods provided in Section 2.1 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 2.1 hereof and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

     (c) provide copies to and permit counsel designated by the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

     (d) furnish to the Holders and their designated legal counsel: (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer that are covered by the related Registration Statement;

     (e) in the event of an underwritten offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

     (f) if required by the underwriter, or if any Holder is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause 3.1(f)(i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Holder deemed to be an underwriter): (i) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders participating in such underwritten offering and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Holder deemed to be an underwriter);

     (g) use its Best Efforts to: (i) prevent the issuance of any stop order or other suspension of effectiveness and; (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

     (h) prior to any public offering of Registrable Securities, use its Best Efforts to register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; and provide evidence of any such action so taken to such Holder promptly upon such filing; and continue such qualification at all times through the resale of all

Registrable Securities; provided, however, that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction.

     (i) use its Best Efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

     (j) immediately notify the Holders, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or is no longer current, and at the request of any such Holder, as promptly as reasonably practicable prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary such that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall (i) not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (ii) be current; and

     (k) otherwise use its Best Efforts to comply in all material respects with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the date on which such filings are made with the SEC, copies of the Company’s filings under the Securities Act and Exchange Act made with the SEC.

     (l) with respect to any Registration Statement filed or to be filed pursuant to Section 2.1 above, if the Board of Directors of the Company determines that, in its reasonable good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, or other development involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements related to such acquisition or corporate reorganization or any other event or condition of similar significance to the Company) be materially disadvantageous (a “Material Development Condition”) to the Company to file such Registration Statement with the SEC, or to amend or supplement a Registration Statement that has been filed with the SEC, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving to the Holders of a certificate signed by an executive officer of the Company stating that in the reasonable good faith judgment of the Board of Directors that a Material Development Condition has occurred (a “Delay Notice”), (i) to cause sales of Registrable Securities by the Holders pursuant to such Registration Statement to cease or (ii) in the event no such Registration Statement has yet been filed or declared effective, to delay the filing of any such Registration Statement until, in the reasonable good faith judgment of the Board of Directors, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to the Holders of the Registrable Securities). Notwithstanding the foregoing provisions of this Section 3.1(l): (1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days in any twelve-month period from the giving of its Delay Notice to the Holders with respect to such Material Development Condition, as above provided; and (2) in the event a Registration Statement is filed and subsequently withdrawn or if the Holders are required to cease using an effective Registration Statement, by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement or an amendment or supplement to an effective Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable, but in no event more than thirty (30) days, after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety (90) day period.

     3.2 Due Diligence Review; Information.

     (a) The Company shall make available, during normal business hours and on reasonable notice, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Registrable Securities on behalf of the Holders pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Filings (as defined in the Stock Purchase Agreements) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

     (b) The Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. If the Holders decide to accept such material nonpublic information, they shall not receive such information until they shall have entered into a confidentiality agreement with the Company, in form and substance satisfactory to the Company.

ARTICLE 4.
BUYERS OBLIGATIONS

     4.1 Obligations of the Holder.

     (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and such other information as may be required to be disclosed by it under the Securities Act, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in such Registration Statement.

     (b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Buyer has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

     (c) In the event of an underwritten offering which includes Registrable Securities of the Holders, each such Holder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

     (d) Each Holder agrees that, upon receipt of any Delay Notice or any notice from the Company of the happening of an event pursuant to Section 3.1(j) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

     (e) No Holder may participate in any third party underwritten registration hereunder unless it: (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company; (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding the foregoing, no Holder shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the Registrable Securities, and any indemnification in favor of the underwriter by the Holders shall be several and not joint and limited in the case of any Holder, to the proceeds received by such Holder from the sale of its Registrable Securities. The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 5.2 hereof.

ARTICLE 5.
INDEMNIFICATION

     5.1 Indemnification by the Company.

     The Company will, to the fullest extent permitted by law, indemnify and hold harmless each Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Holder (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees), joint or several, to which such Holder, officer, director, member, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Holder’s behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse such Holder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus. This Section 5.1 shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities if a copy of the Prospectus (as then amended or supplemented and furnished by the Company to the Holder) was not sent or given by or on behalf of such Holder to such person, if such is required by law, within the time required by the Securities Act and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     5.2 Indemnification by the Holders.

     In connection with any registration pursuant to the terms of this Agreement, each Holder will furnish to the Company in writing such information as the Company reasonably requests concerning the Holders or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

     5.3 Conduct of Indemnification Proceedings.

     Any person entitled to indemnification hereunder shall: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (A) the indemnifying party has agreed to pay such fees or expenses; or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); provided, further, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party will not be subject to any liability for any settlement made without its consent.

     5.4 Contribution.

     If for any reason the indemnification provided for in Sections 5.1 – 5.2 of this Agreement is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

ARTICLE 6.
MISCELLANEOUS

     6.1 Amendments and Waivers.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least 70% of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such securities, and the Company.

     6.2 Notices.

     All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.5 of the Stock Purchase Agreements.

     6.3 Assignments and Transfers by Holders.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the Buyers and their respective successors and assigns. The registration rights granted to the Holders pursuant to this Agreement may not be transferred without the prior written consent of Buyer; provided that such registration rights may be transferred, in whole or in part, (i) by the Buyer in connection with any distribution of Registrable Securities to an equity owner of Buyer,

(ii) to a partner or other equity owner (or their partners, shareholders, or members) in or an Affiliate of one of more Holder(s) in connection with a transfer of an equity interest in Buyer to such Person.

     6.4 Assignments and Transfers by the Company.

     This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the holders of at least 70% of the Registrable Securities.

     6.5 Benefits of the Agreement.

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.9 Further Assurances.

     The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     6.10 Entire Agreement.

     This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.11 Specific Performance.

     Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 6.12 and 6.16, in addition to any other remedy to which they may be entitled, at Law or in equity.

     6.12 Submission to Jurisdiction; No Jury Trial.

     (a) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in the State of California in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     (b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the Transactions, including, Contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

     6.13 Time.

     Time is of the essence in the performance of this Agreement.

     6.14 Counterparts.

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     6.15 Headings.

     The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     6.16 Governing Law.

     This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of Law principles.

     6.17 Severability.

     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     6.18 Construction.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     6.19 Incorporation of Exhibits, Annexes, and Schedules.

     The Exhibits, Annexes, Schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

     6.20 Remedies.

     Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

     6.21 Electronic Signatures.

     (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

     (b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature, provided a copy bearing an original signature on paper is subsequently physically delivered. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

GLENBROOK GROUP, LLC
By:
Name:	Samuel J. Furrow, Jr.
Title:	Manager

NORTHGATE INNOVATIONS, INC.
By:
Name:	Andy Teng
Title:	Chief Executive Officer